Modivcare Reports First Quarter 2024
Financial Results; Maintains Guidance

Denver, CO – May 2, 2024 – Modivcare Inc. (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions focused on improving health outcomes, today reported financial results for the three months ended March 31, 2024.

First Quarter 2024 Summary:
•Service revenue of $684.5 million increased 3.3% from the first quarter of 2023
•Net loss of $22.3 million or $1.57 per diluted common share
•Adjusted EBITDA(1) of $32.1 million, adjusted net loss(1) of $1.2 million and adjusted EPS(1) of negative $0.09 per diluted common share
•Cash provided by operating activities during the quarter of $9.6 million and free cash flow(2) of $1.7 million
•Contract receivables, net of contract payables, of $25.9 million as of March 31, 2024
•Won $171.2 million of NEMT total contract value (TCV) during first quarter 2024 ($36.4 million annual contract value (ACV)), with implementation beginning in the second quarter of 2024

(1) Non-GAAP financial measure reconciliations and other related information about non-GAAP financial measures provided below.
(2) Free cash flow, a non-GAAP financial measure, is calculated by us as cash flow from operations less our capital expenditures during the period of $7.9 million that is included in our purchase of property and equipment line in our Unaudited Condensed Consolidated Statements of Cash Flows provided below.

“We are pleased to report first quarter 2024 results in-line with our previously announced guidance as revenue increased 3% year-over-year and adjusted EBITDA was $32 million," stated L. Heath Sampson, President and CEO. “We made significant progress in our strategic transformation to optimize the Company’s best-scaled supportive care services platform. We completed another pivotal quarter in our NEMT segment, gaining conviction in our cost savings initiatives as the headwinds from Medicaid redetermination, recovery of utilization, and working capital normalization are expected to ease in the second half of the year. The onboarding of over $140 million in ACV won in 2023 is being implemented as anticipated, and we won an additional $36 million in ACV during the first quarter 2024. Our digital integration and technology enhancement initiatives are progressing with expected in-year cost savings of at least $34 million.”

Sampson continued, “We are confident in our path to exit the fourth quarter of 2024 with expected run-rate adjusted EBITDA of $220 million to $230 million. With the first quarter behind us, our top priority remains the refinancing of our 2025 senior unsecured notes. I am pleased to report that this process is well underway, and we are focused on completing it expeditiously while also optimizing for the best possible outcome. Lastly, while we remain steadfast in executing our strategy, I want to reiterate our unwavering commitment to enhance shareholder value through any avenue available to the Company.”

2024 Guidance

We maintained our Revenue and Adjusted EBITDA guidance ranges as follows ($ in millions):

Fiscal Year 2024
Revenue	$2,700 - $2,900
Adjusted EBITDA	$190 - $210

Guidance excludes the effects of any future merger or acquisition activity and is based on the current operating environment.

First Quarter 2024 Results

For the first quarter of 2024, the Company reported $684.5 million in revenue, a 3.3% increase from $662.3 million in the first quarter of 2023. NEMT segment revenue grew by $9.8 million or 2.1%, PCS segment revenue grew by $9.4 million or 5.4%, and RPM segment revenue grew by $1.4 million or 7.4%, as compared to the first quarter of 2023.

Our operating loss was $3.4 million, or 0.5% of revenue, in the first quarter of 2024, compared to operating income of $8.1 million, or 1.2% of revenue, in the first quarter of 2023. Net loss in the first quarter of 2024 was $22.3 million, or $1.57 per diluted common share, compared to net loss of $4.0 million, or $0.28 per diluted common share, in the first quarter of 2023. Our operating loss was driven by a 4.9% increase in operating expenses in the first quarter of 2024, primarily as a result of an 6.1% increase in service expense related to the services provided in conjunction with the increase in total paid trips in our NEMT segment and the increase in total hours worked in our PCS segment during the first quarter of 2024.

Adjusted EBITDA was $32.1 million, or 4.7% of revenue, in the first quarter of 2024, compared to $50.2 million, or 7.6% of revenue, in the first quarter of 2023. The change in adjusted EBITDA was primarily a result of the lower operating income earned across each of our segments, primarily due to higher service expense. Accordingly, adjusted net loss in the first quarter of 2024 was $1.2 million, or $0.09 per diluted common share, compared to adjusted net income of $20.2 million, or $1.42 per diluted common share, in the first quarter of 2023.

Cash generated from operations during the quarter was $9.6 million as compared to $2.7 million of cash used in operations during the first quarter of 2023. Changes in operating assets and liabilities during the quarter include an increase in contract receivables of $10.3 million, net, and an increase in contract payables of $10.9 million, net. Net cash used in investing activities during the quarter was $7.9 million, primarily due to capitalized investments in technology and purchases of monitoring devices. Net cash provided by financing activities during the quarter was $6.4 million, which resulted in a quarter ended balance on our revolving credit facility of $121.0 million.

First Quarter Earnings Conference Call

Modivcare will hold a conference call to discuss its financial results on Friday, May 3, 2024 at 8:30 a.m. ET. To access the call, please dial:

US toll-free: 1 (877) 407-8037
International: 1 (201) 689-8037

You may also access the conference call via webcast at investors.modivcare.com, where the call will also be archived.

About Modivcare

Modivcare Inc. ("Modivcare" or the "Company") is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their members. Our value-based solutions address the social determinants of health (SDoH) by connecting members to essential care services. By doing so, Modivcare helps health plans manage risks, reduce costs, and improve health outcomes. Modivcare is a provider of non-emergency medical transportation (NEMT), personal care services (PCS), and remote patient monitoring solutions (RPM). The company also holds a minority equity investment in CCHN Holdings (d/b/a Matrix Medical Network), an independent, at scale provider of comprehensive in-home health assessments in the U.S. To learn more about Modivcare, please visit www.modivcare.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"), the information contained herein may include presentations for the Company and its segments (as noted and applicable) of: (1) EBITDA, Adjusted EBITDA, Adjusted G&A expense, Adjusted EBITDA margin, Adjusted Net Income (Loss), and Adjusted EPS, all of which are non-GAAP financial measures considered by management to be performance measures; and (2) free cash flow, which is a non-GAAP financial measure considered by management to be a liquidity measure. EBITDA is defined as net income (loss) before: (1) interest expense, net; (2) provision (benefit) for income taxes; and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before (as applicable): (1) restructuring and related costs; (2) transaction and integration costs; (3) settlement related costs; (4) stock-based compensation; and (5) equity in net (income) loss of investee, net of tax. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by service revenue, net. Adjusted Net Income (Loss) is calculated as net income (loss) before (as applicable): (1) restructuring and related costs; (2) transaction and integration costs; (3) settlement related costs; (4) stock-based compensation; (5) equity in net (income) loss of investee, net of tax; (6) intangible asset amortization expense; and (7) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income (Loss) divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income (Loss). Adjusted G&A expense is calculated as G&A expense before (as applicable): (1) restructuring and related costs; (2) transaction and integration costs; (3) settlement related costs; and (4) stock-based compensation. Free cash flow is calculated as cash flow from operations less our applicable capital expenditures included in our purchase of property and equipment line in our Statements of Cash Flows.

Reconciliations of the non-GAAP financial measures used herein to their most directly comparable GAAP financial measures that are not included in the discussion above are included below. We do not provide guidance for net income (loss) in this presentation on a basis consistent with GAAP or a reconciliation of forward-looking non-GAAP financial measure (Adjusted EBITDA) to its most directly comparable GAAP financial measure (net income (loss)) on a forward-looking basis because we are unable to predict items contained in the GAAP financial measure without unreasonable efforts. Our non-GAAP performance measures exclude expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. As a result, our net income or loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance. Our free cash flow presentation (as applicable) reflects an additional way of viewing our liquidity that, when viewed together with our GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows. Our use of the term free cash flow is not intended to imply, and no inference should be made, however, that any reported amounts are free to be used without restriction for discretionary expenditures, as our use of these funds may be restricted by the terms of our outstanding indebtedness, including our credit facility, and otherwise earmarked for other non-discretionary expenditures.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to their most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. The updated guidance discussed herein constitutes forward-looking statements. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual results to be materially different from those expressed or implied herein, including but not limited to: government or private insurance program funding reductions or limitations; implementation of alternative payment models or the transition of Medicaid and Medicare beneficiaries to Managed Care Organizations; our inability to control reimbursement rates received for our services; cost containment initiatives undertaken by private third-party payors and an inability to maintain or reduce our cost of services below rates set forth by our payors; inadequacies in, or security breaches of, our information technology systems, including those intended to protect our clients’ confidential information; the effects of any public health emergency; changes in the funding, financial viability or our relationships with our payors; delays in collection, or non-collection, of our accounts receivable; any impairment of our goodwill and long-lived assets; any failure to maintain or to develop reliable, efficient and secure information technology systems; any inability to attract and retain qualified employees; any disruptions from acquisition or acquisition integration efforts; weakening of general economic conditions, including the impact of inflationary pressures, rising interest rates, labor shortages, higher labor costs and supply chain challenges; estimated income taxes being different from income taxes that we ultimately pay; pandemics and other infectious diseases; our contracts not surviving until the end of their stated terms, or not being renewed or extended; our failure to compete effectively in the marketplace; our not being awarded contracts through the government’s requests for proposals process, or our awarded contracts not being profitable; any failure to satisfy our contractual obligations or to maintain existing pledged performance and payment bonds; any failure to estimate accurately the cost of performing our contracts; any misclassification of the drivers we engage as independent contractors rather than as employees; significant interruptions in our communication and data services; not successfully executing on our strategies in the face of our competition; any inability to maintain relationships with existing patient referral sources; certificates of need laws or other regulatory and licensure obligations that may adversely affect our personal care integration efforts and expansion into new markets; any failure to obtain the consent of the New York Department of Health to manage the day to day operations of our licensed in-home personal care services agency business; changes in the case-mix of our personal care patients, or changes in payor mix or payment methodologies; our loss of existing favorable managed care contracts; labor disputes or disruptions, in particular in New York; becoming subject to malpractice, professional negligence, medical liability or other similar claims; our operating in the competitive remote patient monitoring industry, and failing to develop and enhance related technology applications; any failure to innovate and provide services that are useful to customers and to achieve and maintain market acceptance; our lack of sole decision-making authority with respect to our minority investment in Matrix and any failure by Matrix to achieve positive financial position and results of operations; any legal challenges to the relationships or arrangements between our virtual clinical care management services and the unaffiliated physician-owned professional corporation through which such services are provided; any failure to comply with applicable data interoperability and information blocking rules; the lapse of temporary telehealth flexibilities currently permitted under the Consolidated Appropriations Act of 2023; the cost of our compliance with laws; changes to the regulatory landscape applicable to our businesses; changes in budgetary priorities of the government entities or private insurance programs that fund our services; regulations relating to privacy and security of patient and service user information; actions for false claims or recoupment of funds; civil penalties or loss of business for failing to comply with bribery, corruption and other regulations governing business with public organizations; increasing scrutiny and changing expectations with respect to environmental, social and governance matters; changes to, or violations of, licensing regulations, including regulations governing surveys and audits; our contracts being subject to audit and modification by the payors with whom we contract; a loss of Medicaid coverage by a significant number of Medicaid beneficiaries following the expiration of the COVID-19 public health emergency under the Families First Coronavirus Response Act (2020); our existing debt agreements containing restrictions, financial covenants and cross-default provisions that limit our flexibility in operating our business; our substantial indebtedness and lease obligations and ability to generate or distribute sufficient cash to service our indebtedness; the expiration of our existing credit agreement or any loss of available financing alternatives; our ability to incur substantial additional indebtedness or to issue additional equity; the results of the remediation of our identified material weaknesses in internal control over financial reporting; future sales of our common stock by existing stockholders; any stock price volatility; our dependence on our subsidiaries to fund our operations and expenses; securities analysts failing to publish research or publishing misleading or unfavorable research about us; and the effects of applicable anti-takeover provisions.

The Company has provided additional information about the foregoing and other risks facing our business in our annual report on Form 10-K and subsequent periodic and current reports filed with the Securities and Exchange Commission that could impact future performance. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in our filings with the Securities and Exchange Commission, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kevin Ellich,
Head of Investor Relations
Kevin.Ellich@modivcare.com

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended March 31,
	2024	2023

Service revenue, net	$684,451	$662,306
Grant income	—	1,464

Operating expenses:
Service expense	583,566	550,266
General and administrative expense	77,177	79,713
Depreciation and amortization	27,103	25,693
Total operating expenses	687,846	655,672

Operating income (loss)	(3,395)	8,098

Interest expense, net	18,686	15,958
Loss before income taxes and equity method investment	(22,081)	(7,860)
Income tax (provision) benefit	543	1,873
Equity in net income (loss) of investee, net of tax	(762)	2,025
Net loss	$(22,300)	$(3,962)

Loss per common share:
Basic	$(1.57)	$(0.28)
Diluted	$(1.57)	$(0.28)

Weighted-average number of common shares outstanding:
Basic	14,202,000	14,163,511
Diluted	14,202,000	14,163,511

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$10,341	$2,217
Accounts receivable, net	214,106	222,537
Contract receivables	134,680	143,960
Other current assets(1)	44,874	36,209
Total current assets	404,001	404,923
Property and equipment, net	86,238	85,629
Long-term contract receivables	19,598	—
Goodwill	785,554	785,554
Intangible assets, net	341,078	360,935
Equity investment	40,247	41,531
Operating lease right-of-use assets	40,565	39,776
Other long-term assets	46,767	48,927
Total assets	$1,764,048	$1,767,275

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$54,645	$55,241
Accrued contract payables	128,399	117,488
Accrued expenses and other current liabilities	139,812	127,901
Accrued transportation costs	86,846	97,245
Current portion of operating lease liabilities	8,612	8,727
Short-term borrowings	121,000	113,800
Total current liabilities	539,314	520,402
Long-term debt, net of deferred financing costs	984,896	983,757
Operating lease liabilities, less current portion	34,886	33,784
Other long-term liabilities(2)	69,111	73,137
Total liabilities	1,628,207	1,611,080

Stockholders' equity
Stockholders' equity	135,841	156,195
Total liabilities and stockholders' equity	$1,764,048	$1,767,275

(1)     Includes other receivables, prepaid expenses and other current assets and short-term restricted cash.
(2)     Includes other long-term liabilities and deferred tax liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended March 31,
	2024	2023
Operating activities
Net loss	$(22,300)	$(3,962)
Depreciation and amortization	27,103	25,693
Stock-based compensation	2,010	1,124
Equity in net (income) loss of investee	1,056	(2,810)
Deferred income taxes	(3,778)	(3,624)
Reduction of right-of-use asset	2,947	3,547
Other non-cash items(1)	1,407	1,278
Changes in operating assets and liabilities:
Contract receivables	9,280	(26,893)
Contract payables	10,910	(6,667)
Long-term contract receivables	(19,598)	(3,897)
Other changes in operating assets and liabilities(2)	523	13,556
Net cash provided by (used in) operating activities	9,560	(2,655)

Investing activities
Purchase of property and equipment	(7,856)	(13,320)
Net cash used in investing activities	(7,856)	(13,320)

Financing activities
Proceeds from short-term borrowings	7,200	15,000
Debt issuance costs	(756)	—
Restricted stock surrendered for employee tax payment	(64)	(620)
Net cash provided by financing activities	6,380	14,380

Net change in cash, cash equivalents and restricted cash	8,084	(1,595)
Cash, cash equivalents and restricted cash at beginning of period	2,782	14,975
Cash, cash equivalents and restricted cash at end of period	$10,866	$13,380

(1) Includes amortization of deferred financing costs and debt discount.
(2) Includes accounts receivable and other receivables, prepaid expenses and other current assets, accounts payable and accrued expenses, accrued transportation costs, other long-term assets and other long-term liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended March 31, 2024
	NEMT	PCS	RPM	Corporate and Other	Total

Service revenue, net	$479,306	$183,568	$20,102	$1,475	$684,451

Operating expenses:
Service expense	423,657	149,438	8,363	2,108	583,566
General and administrative expense	31,820	24,432	5,440	15,485	77,177
Depreciation and amortization	7,359	12,795	6,674	275	27,103
Total operating expenses	462,836	186,665	20,477	17,868	687,846

Operating income (loss)	16,470	(3,097)	(375)	(16,393)	(3,395)

Interest expense, net	—	—	—	18,686	18,686
Income (loss) before income taxes and equity method investment	16,470	(3,097)	(375)	(35,079)	(22,081)
Income tax benefit (provision)	(4,274)	823	67	3,927	543
Equity in net loss of investee, net of tax	(28)	—	—	(734)	(762)
Net income (loss)	12,168	(2,274)	(308)	(31,886)	(22,300)

Interest expense, net	—	—	—	18,686	18,686
Income tax provision (benefit)	4,274	(823)	(67)	(3,927)	(543)
Depreciation and amortization	7,359	12,795	6,674	275	27,103
EBITDA	23,801	9,698	6,299	(16,852)	22,946

Restructuring and related costs(1)	3,239	127	10	1,729	5,105
Transaction and integration costs	52	1,446	—	45	1,543
Stock-based compensation	—	—	—	1,781	1,781
Equity in net loss of investee, net of tax	28	—	—	734	762

Adjusted EBITDA	$27,120	$11,271	$6,309	$(12,563)	$32,137

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended March 31, 2023
	NEMT	PCS	RPM	Corporate and Other	Total

Service revenue, net	$469,463	$174,131	$18,712	$—	$662,306
Grant income	—	1,464	—	—	1,464

Operating expenses:
Service expense	407,686	136,090	6,490	—	550,266
General and administrative expense	33,875	22,663	5,769	17,406	79,713
Depreciation and amortization	6,766	12,868	5,854	205	25,693
Total operating expenses	448,327	171,621	18,113	17,611	655,672

Operating income (loss)	21,136	3,974	599	(17,611)	8,098

Interest expense, net	—	—	—	15,958	15,958
Income (loss) before income taxes and equity method investment	21,136	3,974	599	(33,569)	(7,860)
Income tax benefit (provision)	(5,618)	(1,149)	(170)	8,810	1,873
Equity in net income of investee, net of tax	653	—	—	1,372	2,025
Net income (loss)	16,171	2,825	429	(23,387)	(3,962)

Interest expense, net	—	—	—	15,958	15,958
Income tax provision (benefit)	5,618	1,149	170	(8,810)	(1,873)
Depreciation and amortization	6,766	12,868	5,854	205	25,693
EBITDA	28,555	16,842	6,453	(16,034)	35,816

Restructuring and related costs(1)	7,099	—	—	7,346	14,445
Transaction and integration costs(2)	—	277	32	564	873
Settlement related costs	275	—	—	—	275
Stock-based compensation	—	—	—	848	848
Equity in net income of investee, net of tax	(653)	—	—	(1,372)	(2,025)

Adjusted EBITDA	$35,276	$17,119	$6,485	$(8,648)	$50,232

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to Sarbanes-Oxley Act of 2002 implementation and business integration efforts.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Common Share
(in thousands, except share and per share data)

	Three months ended March 31,
	2024	2023

Net loss	$(22,300)	$(3,962)

Restructuring and related costs(1)	5,105	14,445
Transaction and integration costs(2)	1,543	873
Settlement related costs	—	275
Stock-based compensation	1,781	848
Equity in net (income) loss of investee, net of tax	762	(2,025)
Intangible asset amortization expense	19,779	19,901
Tax effected impact of adjustments	(7,881)	(10,154)

Adjusted net income (loss)	$(1,211)	$20,201

Adjusted earnings (loss) per share	$(0.09)	$1.42

Diluted weighted-average number of common shares outstanding	14,202,000	14,193,257

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to SOX implementation and business integration efforts.

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Three months ended
	March 31, 2024	March 31, 2023	% Change	December 31, 2023	QoQ % Change

NEMT Segment

Service revenue, net	$479,306	$469,463	2.1%	$499,058	(4.0)%
Purchased services expense	362,900	344,420	5.4%	371,590	(2.3)%
Payroll and other expense	60,757	63,266	(4.0)%	60,596	0.3%
Service expense	$423,657	$407,686	3.9%	$432,186	(2.0)%

Gross profit	$55,649	$61,777	(9.9)%	$66,872	(16.8)%
Gross margin	11.6%	13.2%		13.4%

G&A expense	$31,820	$33,875	(6.1)%	$27,710	14.8%
G&A expense adjustments:
Restructuring and related costs	3,239	7,099	(54.4)%	658	392.2%
Transaction and integration costs	52	—	N/M	(101)	(151.5)%
Settlement related costs	—	275	(100.0)%	—	N/M
Adjusted G&A expense	$28,529	$26,501	7.7%	$27,153	5.1%
Adjusted G&A expense % of revenue	6.0%	5.6%		5.4%

Net income	$12,168	$16,171	(24.8)%	$23,557	(48.3)%
Net income margin	2.5%	3.4%		4.7%

Adjusted EBITDA	$27,120	$35,276	(23.1)%	$39,719	(31.7)%
Adjusted EBITDA margin	5.7%	7.5%		8.0%

Total paid trips (thousands)	8,808	8,202	7.4%	8,798	0.1%
Average monthly members (thousands)	29,071	33,704	(13.7)%	32,914	(11.7)%

Revenue per member per month	$5.50	$4.64	18.5%	$5.05	8.9%
Revenue per trip	$54.42	$57.24	(4.9)%	$56.72	(4.1)%
Monthly utilization	10.1%	8.1%		8.9%

Purchased services per trip	$41.20	$41.99	(1.9)%	$42.24	(2.5)%
Payroll and other per trip	$6.90	$7.71	(10.5)%	$6.89	0.1%
Total service expense per trip	$48.10	$49.70	(3.2)%	$49.13	(2.1)%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Three months ended
	March 31, 2024	March 31, 2023	% Change	December 31, 2023	QoQ % Change

PCS Segment

Service revenue, net	$183,568	$174,131	5.4%	$181,180	1.3%
Service expense	149,438	136,090	9.8%	144,283	3.6%
Gross profit	$34,130	$38,041	(10.3)%	$36,897	(7.5)%
Gross margin	18.6%	21.8%		20.4%

G&A expense	$24,432	$22,663	7.8%	$23,287	4.9%
G&A expense adjustments
Restructuring and related costs	127	—	N/M	—	N/M
Transaction and integration costs	1,446	277	422.0%	1,807	(20.0)%
Adjusted G&A expense	$22,859	$22,386	2.1%	$21,480	6.4%
Adjusted G&A expense % of revenue	12.5%	12.9%		11.9%

Net income (loss)	$(2,274)	$2,825	(180.5)%	$1,235	(284.1)%
Net income (loss) margin	(1.2)%	1.6%		0.7%

Adjusted EBITDA	$11,271	$17,119	(34.2)%	$15,805	(28.7)%
Adjusted EBITDA margin	6.1%	9.8%		8.7%

Total hours (thousands)	6,965	6,824	2.1%	7,074	(1.5)%
Revenue per hour	$26.36	$25.52	3.3%	$25.61	2.9%
Service expense per hour	$21.46	$19.94	7.6%	$20.40	5.2%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Three months ended
	March 31, 2024	March 31, 2023	% Change	December 31, 2023	QoQ % Change

RPM Segment

Service revenue, net	$20,102	$18,712	7.4%	$20,239	(0.7)%
Service expense	8,363	6,490	28.9%	6,896	21.3%
Gross profit	$11,739	$12,222	(4.0)%	$13,343	(12.0)%
Gross margin	58.4%	65.3%		65.9%

G&A expense	$5,440	$5,769	(5.7)%	$6,190	(12.1)%
G&A expense adjustments
Restructuring and related costs	10	—	N/M	—	N/M
Transaction and integration costs	—	32	(100.0)%	16	(100.0)%
Adjusted G&A expense	$5,430	$5,737	(5.4)%	$6,174	(12.1)%
Adjusted G&A expense % of revenue	27.0%	30.7%		30.5%

Net income (loss)	$(308)	$429	(171.8)%	$10	N/M
Net income (loss) margin	(1.5)%	2.3%		—%

Adjusted EBITDA	$6,309	$6,485	(2.7)%	$7,169	(12.0)%
Adjusted EBITDA margin	31.4%	34.7%		35.4%

Average monthly members (thousands)	249	235	6.0%	253	(1.6)%
Revenue per member per month	$26.91	$26.54	1.4%	$26.67	0.9%
Service expense per member per month	$11.20	$9.21	21.6%	$9.09	23.2%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands)

	Three months ended			Three months ended
	March 31, 2024	March 31, 2023	% Change	December 31, 2023	QoQ % Change

Corporate and Other Segment

G&A expense	$15,485	$17,406	(11.0)%	$18,282	(15.3)%
G&A expense adjustments
Restructuring and related costs	1,729	7,346	(76.5)%	2,575	(32.9)%
Transaction and integration costs	45	564	(92.0)%	74	(39.2)%
Settlement related costs	—	—	N/M	1,194	(100.0)%
Stock-based compensation	1,781	848	110.0%	2,016	(11.7)%
Adjusted G&A expense	$11,930	$8,648	38.0%	$12,423	(4.0)%
Adjusted G&A expense % of consolidated revenue	1.7%	1.3%		1.8%

	Three months ended			Three months ended
	March 31, 2024	March 31, 2023	% Change	December 31, 2023	QoQ % Change

Consolidated Modivcare Inc.

G&A expense	$77,177	$79,713	(3.2)%	$75,469	2.3%
G&A expense adjustments
Restructuring and related costs	5,105	14,445	(64.7)%	3,233	57.9%
Transaction and integration costs	1,543	873	76.7%	1,796	(14.1)%
Settlement related costs	—	275	(100.0)%	1,194	(100.0)%
Stock-based compensation	1,781	848	110.0%	2,016	(11.7)%
Adjusted G&A expense	$68,748	$63,272	8.7%	$67,230	2.3%
Adjusted G&A expense % of consolidated revenue	10.0%	9.6%		9.6%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

--end--